(d)(2)(v)

FORM OF

June 11, 2008

Michael Gioffre

Senior Vice President

ING Investment Management Co.

10 State House Square

Hartford, CT 06103-3607

Dear Mr. Gioffre:

Pursuant to the Sub-Advisory Agreement dated March 1, 2002 between ING Investments, LLC and ING Investment Management Co., as amended (the “Agreement”), we hereby notify you of our intention to retain you as Sub-Adviser to render investment advisory services to ING Corporate Leaders 100 Fund (the “Fund”), a series of ING Series Fund, Inc., effective June 11, 2008, upon all of the terms and conditions set forth in the Agreement. Upon your acceptance, the Agreement will be modified to give effect to the foregoing by adding the Fund to the Amended and Restated Schedule A of the Agreement. The Amended and Restated Schedule A, with the annual sub-advisory fees indicated for the series, is attached hereto.

The Amended and Restated Schedule A has also been updated to reflect: 1) the removal of ING Growth Fund because this fund recently merged into ING Opportunistic LargeCap Fund, and ING International Equity Fund because this fund recently merged into ING Index Plus International Equity Fund and 2) the updated sub-advisory fees for ING Strategic Allocation Conservative Fund, ING Strategic Allocation Growth Fund and ING Strategic Allocation Moderate Fund as reflected in the Fourth Amendment to the Sub-Advisory Agreement.

Please signify your acceptance to act as Sub-Adviser for the Fund by signing below where indicated.

Very sincerely,

Todd Modic
Senior Vice President
ING Investments, LLC

ACCEPTED AND AGREED TO: ING Investment Management Co.

By:

Name:

Title:	, Duly Authorized

7337 E. Doubletree Ranch Rd. Scottsdale, AZ 85258-2034	Tel: 480-477-3000 Fax: 480-477-2744 www.ingfunds.com	ING Investments, LLC

FORM OF

AMENDED AND RESTATED SCHEDULE A

with respect to the

SUB-ADVISORY AGREEMENT

between

ING INVESTMENTS, LLC

and

ING INVESTMENT MANAGEMENT CO.

Series	Effective Date	Annual Sub-Advisory Fee
Brokerage Cash Reserves		0.090% on first $1 billion 0.086% on next $2 billion 0.081% over $3 billion
ING 130/30 Fundamental Research Fund		0.360% on first $500 million 0.3375% on next $500 million 0.315% over $ 1 billion
ING Balanced Fund		0.338% on first $500 million 0.304% on next $500 million 0.293% over $1 billion
ING Corporate Leaders 100 Fund	June 11, 2008	0.180% on all assets
ING Global Income Builder Fund	March 5, 2008	0.036%
ING Growth and Income Fund		0.3150% on first $250 million 0.2925% on next $250 million 0.2813% on next $250 million 0.2700% on next $1.25 billion 0.2475% over $2 billion

Series	Effective Date	Annual Sub-Advisory Fee
ING Index Plus LargeCap Fund		0.203% on first $500 million 0.191% on next $250 million 0.180% on next $1.25 billion 0.169% over $2 billion
ING Index Plus MidCap Fund		0.203% on first $500 million 0.191% on next $250 million 0.180% on next $1.25 billion 0.169% over $2 billion
ING Index Plus SmallCap Fund		0.203% on first $500 million 0.191% on next $250 million 0.180% on next $1.25 billion 0.169% over $2 billion
ING Money Market Fund		0.180% on first $500 million 0.158% on next $500 million 0.153% on next $1 billion 0.149% on next $1 billion 0.135% over $3 billion
ING Small Company Fund		0.383% on first $250 million 0.360% on next $250 million 0.349% on next $250 million 0.338% on next $1.25 billion 0.326% over $2 billion
ING Strategic Allocation Conservative Fund		Direct Investments
0.360% on first $500 million 0.349% on next $500 million 0.338% on next $500 million 0.326% on next $500 million 0.315% over $2 billion

Underlying Funds
0.02%
ING Strategic Allocation Growth Fund
Direct Investments
0.360% on first $500 million 0.349% on next $500 million 0.338% on next $500 million 0.326% on next $500 million 0.315% over $2 billion

Underlying Funds
0.02%

Series	Effective Date	Annual Sub-Advisory Fee
ING Strategic Allocation Moderate Fund
Direct Investments
0.360% on first $500 million 0.349% on next $500 million 0.338% on next $500 million 0.326% on next $500 million 0.315% over $2 billion

Underlying Funds
0.02%
ING Tactical Asset Allocation Fund	March 5, 2008	0.2025% on all assets

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